Exhibit 99.1

[Graphic Omitted]
NASDAQ: WASH

Contact:   Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  July 21, 2010
FOR IMMEDIATE RELEASE

Washington Trust Positive Earnings Trend Continues in Second Quarter

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select®; symbol: WASH), parent company of The Washington Trust Company, today announced second quarter 2010 net income of $5.3 million, or 33 cents per diluted share, compared to second quarter 2009 net income of $3.8 million, or 23 cents per diluted share.  For the six months ended June 30, 2010, net income amounted to $10.5 million, or 65 cents per diluted share, compared to $6.4 million, or 40 cents per diluted share, for the same period in 2009.

Selected second quarter 2010 developments:
•	Net interest income increased by $829 thousand, or 5%, from the first quarter of 2010 and by $2.6 million, or 16%, from the second quarter of 2009, reflecting improvement in the net interest margin.
•	Wealth management revenues increased by $457 thousand, or 7%, from the first quarter of 2010 and by $809 thousand, or 14%, from the second quarter 2009.
•
Loan growth amounted to $35 million, or 2%, in the second quarter of 2010, with commercial loan growth of $21 million.  In the last twelve months, loan growth totaled $81 million, or 4%, with $72 million of growth in the commercial loan portfolio.

•
Nonperforming assets amounted to $25.9 million, or 0.89% of total assets, at June 30, 2010 down from $27.5 million, or 0.95% of total assets, at March 31, 2010.  Total loans 30 days or more past due amounted to $28.7 million, or 1.45% of total loans, at June 30, 2010, down by $1.4 million in the second quarter.

Joseph J. MarcAurele, Washington Trust Bancorp, Inc.’s Chairman, President and Chief Executive Officer, stated “We are pleased with Washington Trust’s positive earnings trend and good business growth, despite continued difficulties in the national and local economies.  Strong business development and excellent customer service have contributed to our success along key business lines.”

Net Interest Income
Net interest income for the second quarter of 2010 increased by $829 thousand, or 5%, from the first quarter
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of 2010 and by $2.6 million, or 16%, from the second quarter a year ago.  On a year-to-date basis, net interest income increased by $4.6 million, or 14%, from 2009.  The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the second quarter of 2010 was 2.86%, up by 8 basis points from the first quarter of 2010 and by 41 basis points from the second quarter of 2009.  For the six months ended June 30, 2010, the net interest margin was 2.82%, up by 40 basis points from the same period a year earlier.  The quarter and year-to-date increases in net interest margin are due in large part to lower funding costs.  On a year-to-date basis, the cost of interest-bearing liabilities declined by 65 basis points from 2009.

Noninterest Income
Wealth management revenues for the second quarter of 2010 increased by $457 thousand, or 7%, from the first quarter of 2010 and by $809 thousand, or 14%, from the second quarter last year.  On a linked-quarter basis, the increase in wealth management revenues includes a $277 thousand increase in seasonal tax preparation fees.  For the six months ended June 30, 2010, wealth management revenues were up by $1.7 million, or 15 percent, from the same period in 2009.  Assets under administration totaled $3.7 billion at June 30, 2010, down by $241 million from March 31, 2010 reflecting declines in market value, net of income of $249 million and net client cash inflows of $8 million.  Assets under administration were down by $111 million from December 31, 2009 and up by $343 million from June 30, 2009.

Net gains on loan sales and commissions on loans originated for others for the second quarter of 2010 amounted to $318 thousand, compared to $560 thousand in the first quarter of 2010 and $1.6 million in the second quarter a year earlier.  On a year-to-date basis, this revenue source totaled $878 thousand, compared to $2.6 million in 2009.  The decline in this revenue source was due to lower levels of residential mortgage refinancing activity.

Other-than-temporary impairment losses on investment securities amounted to $354 thousand for the second quarter of 2010, compared to $63 thousand in the first quarter of this year.  There were no impairment losses recognized in the second quarter of 2009.  On a year-to-date basis, impairment losses amounted to $417 thousand ($269 thousand after tax; 2 cents per diluted share) and $2.0 million ($1.3 million after tax; 8 cents per diluted share) for six months ended June 30, 2010 and 2009, respectively.

Noninterest Expenses
Noninterest expenses for the second quarter of 2010 increased by $1.4 million, or 7%, from the first quarter

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of 2010 and by $654 thousand, or 3%, from the second quarter of 2009.  Included in second quarter 2009 noninterest expenses was a special FDIC assessment of $1.35 million ($869 thousand, after tax, or 5 cents per diluted share.)  Excluding this special FDIC assessment, second quarter 2010 noninterest expenses increased by $2.0 million, or 11%, from the second quarter of 2009, due largely to increases in salaries and employee benefit costs as well as credit, collection and foreclosed property costs.  Salaries and employee benefits costs, the largest component of noninterest expenses, increased by $1.4 million, or 13%, compared to the second quarter of 2009, reflecting the impact of higher staffing levels related to a new branch opened in the fourth quarter of 2009 and selected staffing additions in the commercial lending and wealth management areas.  Credit, collection and foreclosed property costs for the second quarter of 2010 increased by $210 thousand, or 114%, from the same quarter in 2009.

Income tax expense amounted to $2.2 million for the second quarter of 2010, compared to $2.1 million for the first quarter of 2010 and $1.5 million for the second quarter of 2009.  The effective tax rate for the second quarter of 2010 was 29.4%, as compared to 29.1% for the first quarter of 2010 and 28.1% for the second quarter of 2009.

Asset Quality
Nonperforming assets, delinquencies and troubled debt restructured loans all showed modest declines during the second quarter of 2010.

Nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure or repossession) amounted to $25.9 million, or 0.89% of total assets, at June 30, 2010, compared to $27.5 million, or 0.95% of total assets, at March 31, 2010.  Nonperforming assets were $30.5 million, or 1.06% of total assets, at December 31, 2009.  Nonaccrual loans totaled $22.7 million at June 30, 2010, down by $1.6 million in the second quarter of 2010, reflecting a net decrease of $2.1 million in nonaccrual commercial loans and a net increase of $455 thousand in nonaccrual residential mortgages.  Property acquired through foreclosure or repossession amounted to $2.3 million at June 30, 2010, compared to $2.0 million at both March 31, 2010 and December 31, 2009.

At June 30, 2010, total loans 30 days or more past due amounted to $28.7 million, or 1.45% of total loans, down by $1.4 million in the second quarter of 2010 and down by $2.9 million from the balance at December 31, 2009.  Commercial loan delinquencies amounted to $15.0 million, or 1.47% of total commercial loans, at June 30, 2010, down by $4.1 million in the second quarter of 2010 and down by

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$6.7 million from the balance at December 31, 2009.  Total residential mortgage and consumer loans 30 days or more past due amounted to $13.7 million, or 1.43% of these loans, at June 30, 2010, up by $2.7 million in the second quarter of 2010 and up by $3.8 million from the balance at December 31, 2009.

At June 30, 2010, loans classified as troubled debt restructurings totaled $13.3 million, down by $1.1 million in the second quarter of 2010 and up by $3.0 million from the balance at December 31, 2009.  The June 30, 2010 balance includes $11.6 million of loans in accruing status based on management’s assessment of the collectibility of the loan and the borrower’s ability to meet the restructured terms.

The loan loss provision charged to earnings amounted to $1.5 million for the second quarter of 2010, unchanged from the first quarter of 2010 level and down by $1.5 million from the second quarter of 2009 level.  For the six months ended June 30, 2010 and 2009, the loan loss provision totaled $3.0 million and $4.7 million, respectively.  Net charge-offs amounted to $1.2 million in the second quarter of 2010, as compared to net charge-offs of $1.2 million in the first quarter of 2010 and $1.4 million in the second quarter of 2009.  For the six months ended June 30, 2010, net charge-offs totaled $2.4 million, essentially unchanged from the comparable period in 2009.

Overall credit quality continues to be affected by weaknesses in national and regional economic conditions.  These conditions, including high unemployment levels, may continue for the next few quarters.  Management will continue to assess the adequacy of the allowance for loan losses in accordance with its established policies.  The allowance for loan losses was $28.0 million, or 1.42% of total loans, at June 30, 2010, compared to $27.7 million, or 1.43% of total loans at March 31, 2010.  The allowance for loan losses was $27.4 million, or 1.43% of total loans, at December 31, 2009.

Loans
Total loans grew by $35 million, or 2%, in the second quarter of 2010, led by a $21 million increase in the commercial loan portfolio.  The residential mortgage portfolio grew by $14 million in the second quarter of 2010 while consumer loan balances increased by $821 thousand.  During the first six months of 2010, total loans grew by $53 million, or 3%, with the largest increase in the commercial loan portfolio.

Investment Securities
The investment securities portfolio amounted to $676 million at June 30, 2010, down by $41 million from the balance at March 31, 2010 and down by $100 million from the balance at June 30, 2009 primarily due to

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management’s strategy to not reinvest the proceeds from maturities and pay-downs on mortgage-backed securities.  The largest component of the investment securities portfolio is mortgage-backed securities, all of which are issued by U.S. Government agencies or U.S. Government-sponsored enterprises.  At June 30, 2010, the net unrealized gain position on the investment securities portfolio was $22.6 million, including gross unrealized losses of $11.9 million.  Approximately 97% of the gross unrealized losses on the investment securities portfolio were concentrated in variable rate trust preferred securities issued by financial services companies.  During the second quarter of 2010, credit-related impairment losses of $354 thousand were charged to earnings on a pooled trust preferred debt security deemed to be other-than-temporarily impaired.

Deposits and Borrowings
Deposits totaled $1.9 billion at June 30, 2010, down by $11 million, or 1%, from the balance at March 31, 2010.  Time deposits declined by $57 million, money market and savings account balances declined by $13 million and demand deposits and NOW account balances rose by $58 million during the quarter.  On a year-to-date basis, total deposits increased by $27 million, including a $63 million, or 16%, increased in demand deposits and NOW account balances.  Federal Home Loan Bank advances totaled $615 million at June 30, 2010, up by $37 million from March 31, 2010 and up by $8 million from December 31, 2009.

Dividends Declared
The Board of Directors declared a quarterly dividend of 21 cents per share for the quarter ended June 30, 2010.  The dividend was paid on July 14, 2010 to shareholders of record on June 30, 2010.

Conference Call
Washington Trust Chairman, President and Chief Executive Officer Joseph J. MarcAurele, and David V. Devault, Executive Vice President, Chief Financial Officer and Secretary, will host a conference call on Thursday, July 22, 2010 at 8:30 a.m. (Eastern Time) to discuss Washington Trust’s second quarter results.  This call is being webcast by SNL IR Solutions and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com, or may be accessed by calling (877) 317-6789, or (412) 317-6789 for international callers.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  To listen to a replay of the conference call, dial (877) 344-7529 and enter Conference ID #: 442265.  The replay will be available until 9:00 a.m. on August 6, 2010.

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Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, eastern Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select® Market under the symbol “WASH.”  Investor information is available on the Corporation’s web site: www.washtrust.com.

Forward-Looking Statements
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of Washington Trust could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of the Washington Trust’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information – Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP").  Washington Trust’s management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
	June 30,	December 31,
(Dollars in thousands, except par value)	2010	2009
Assets:
Cash and noninterest-bearing balances due from banks	$32,787	$38,167
Interest-bearing balances due from banks	26,676	13,686
Other short-term investments	4,426	5,407
Mortgage loans held for sale	8,798	9,909
Securities available for sale, at fair value;
amortized cost $653,355 in 2010 and $677,676 in 2009	675,938	691,484
Federal Home Loan Bank stock, at cost	42,008	42,008
Loans:
Commercial and other	1,019,357	984,550
Residential real estate	622,613	605,575
Consumer	330,528	329,543
Total loans	1,972,498	1,919,668
Less allowance for loan losses	27,985	27,400
Net loans	1,944,513	1,892,268
Premises and equipment, net	27,237	27,524
Accrued interest receivable	9,195	9,137
Investment in bank-owned life insurance	50,871	44,957
Goodwill	58,114	58,114
Identifiable intangible assets, net	8,362	8,943
Property acquired through foreclosure or repossession, net	2,338	1,974
Other assets	38,590	40,895
Total assets	$2,929,853	$2,884,473

Liabilities:
Deposits:
Demand deposits	$225,494	$194,046
NOW accounts	234,014	202,367
Money market accounts	378,004	403,333
Savings accounts	209,616	191,580
Time deposits	902,777	931,684
Total deposits	1,949,905	1,923,010
Dividends payable	3,423	3,369
Federal Home Loan Bank advances	615,146	607,328
Junior subordinated debentures	32,991	32,991
Other borrowings	20,914	21,501
Accrued expenses and other liabilities	42,063	41,328
Total liabilities	2,664,442	2,629,527

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 16,120,659 shares in 2010 and 16,061,748 shares in 2009	1,008	1,004
Paid-in capital	83,657	82,592
Retained earnings	172,186	168,514
Accumulated other comprehensive income	8,560	3,337
Treasury stock, at cost; 19,185 in 2009	–	(501)
Total shareholders’ equity	265,411	254,946
Total liabilities and shareholders’ equity	$2,929,853	$2,884,473

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(Dollars and shares in thousands, except per share amounts)	Three Months		Six Months
Periods ended June 30,	2010	2009	2010	2009
Interest income:
Interest and fees on loans	$24,180	$24,147	$48,148	$48,286
Interest on securities:
Taxable	5,837	7,588	11,888	16,037
Nontaxable	770	778	1,539	1,558
Dividends on corporate stock and Federal Home Loan Bank stock	54	55	109	127
Other interest income	13	9	34	26
Total interest income	30,854	32,577	61,718	66,034
Interest expense:
Deposits	5,331	8,481	11,100	18,028
Federal Home Loan Bank advances	6,000	7,112	12,219	14,339
Junior subordinated debentures	447	479	1,077	958
Other interest expense	243	244	485	489
Total interest expense	12,021	16,316	24,881	33,814
Net interest income	18,833	16,261	36,837	32,220
Provision for loan losses	1,500	3,000	3,000	4,700
Net interest income after provision for loan losses	17,333	13,261	33,837	27,520
Noninterest income:
Wealth management services:
Trust and investment advisory fees	5,153	4,402	10,170	8,524
Mutual fund fees	1,105	993	2,215	1,908
Financial planning, commissions and other service fees	505	559	684	935
Wealth management services	6,763	5,954	13,069	11,367
Service charges on deposit accounts	1,400	1,201	2,553	2,314
Merchant processing fees	2,406	2,086	4,012	3,435
Income from bank-owned life insurance	474	447	913	891
Net gains on loan sales and commissions on loans originated for others	318	1,552	878	2,596
Net realized gains on securities	–	257	–	314
Net (losses) gains on interest rate swap contracts	(121)	341	(53)	401
Other income	273	465	586	884
Noninterest income, excluding other-than-temporary impairment losses	11,513	12,303	21,958	22,202
Total other-than-temporary impairment losses on securities	(2,840)	–	(4,102)	(4,244)
Portion of loss recognized in other comprehensive income (before taxes)	2,486	–	3,685	2,253
Net impairment losses recognized in earnings	(354)	–	(417)	(1,991)
Total noninterest income	11,159	12,303	21,541	20,211
Noninterest expense:
Salaries and employee benefits	11,726	10,359	23,227	20,834
Net occupancy	1,237	1,122	2,461	2,348
Equipment	1,014	1,036	2,011	2,011
Merchant processing costs	2,057	1,780	3,414	2,923
Outsourced services	855	568	1,610	1,354
FDIC deposit insurance costs	784	2,143	1,578	2,794
Legal, audit and professional fees	408	664	926	1,339
Advertising and promotion	419	491	783	792
Amortization of intangibles	290	308	581	616
Other expenses	2,193	1,858	3,984	3,708
Total noninterest expense	20,983	20,329	40,575	38,719
Income before income taxes	7,509	5,235	14,803	9,012
Income tax expense	2,211	1,470	4,333	2,577
Net income	$5,298	$3,765	$10,470	$6,435
Weighted average common shares outstanding – basic	16,104.6	15,983.6	16,081.3	15,963.2
Weighted average common shares outstanding – diluted	16,143.1	16,037.4	16,116.3	16,009.1
Per share information:
Basic earnings per common share	$0.33	$0.24	$0.65	$0.40
Diluted earnings per common share	$0.33	$0.23	$0.65	$0.40
Cash dividends declared per share	$0.21	$0.21	$0.42	$0.42

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	June 30,		Mar 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands, except per share amounts)	2010		2010	2009	2009	2009
Financial Data
Total assets	$2,929,853		$2,896,425	$2,884,473	$2,888,065	$2,919,808
Total loans	1,972,498		1,937,524	1,919,668	1,906,565	1,891,254
Total securities	675,938		716,964	691,484	732,646	776,435
Total deposits	1,949,905		1,961,188	1,923,010	1,894,170	1,883,720
Total shareholders’ equity	265,411		259,529	254,946	252,146	242,293
Net interest income	18,833		18,004	16,946	16,726	16,261
Provision for loan losses	1,500		1,500	2,000	1,800	3,000
Noninterest income, excluding other-than-temporary
impairment losses	11,513		10,445	11,649	11,504	12,303
Net impairment losses recognized in earnings	(354)		(63)	(679)	(467)	-
Noninterest expenses	20,983		19,592	19,257	19,192	20,329
Income tax expense	2,211		2,122	1,911	1,858	1,470
Net income	5,298		5,172	4,748	4,913	3,765

Share Data
Basic earnings per common share	$0.33		$0.32	$0.30	$0.31	$0.24
Diluted earnings per common share	$0.33		$0.32	$0.30	$0.31	$0.23
Dividends declared per share	$0.21		$0.21	$0.21	$0.21	$0.21
Book value per share	$16.46		$16.14	$15.89	$15.73	$15.14
Tangible book value per share – Non-GAAP*	$12.34		$11.99	$11.71	$11.53	$10.91
Market value per share	$17.04		$18.64	$15.58	$17.52	$17.83

Shares outstanding at end of period	16,120.7		16,079.1	16,042.6	16,026.6	16,001.9
Weighted average common shares outstanding – basic	16,104.6		16,057.7	16,035.4	16,016.8	15,983.6
Weighted average common shares outstanding – diluted	16,143.1		16,101.5	16,082.0	16,074.5	16,037.4

Key Ratios
Return on average assets	0.73%		0.71%	0.66%	0.68%	0.52%
Return on average tangible assets – Non-GAAP*	0.74%		0.73%	0.67%	0.69%	0.53%
Return on average equity	8.05%		8.00%	7.47%	7.94%	6.22%
Return on average tangible equity – Non-GAAP*	10.78%		10.80%	10.16%	10.91%	8.63%

Capital Ratios
Tier 1 risk-based capital	11.22	% (i)	11.24%	11.14%	11.06%	10.98%
Total risk-based capital	12.47	% (i)	12.50%	12.40%	12.31%	12.23%
Tier 1 leverage ratio	7.94	% (i)	7.89%	7.82%	7.68%	7.53%
Equity to assets	9.06%		8.96%	8.84%	8.73%	8.30%
Tangible equity to tangible assets – Non-GAAP*	6.95%		6.81%	6.67%	6.55%	6.12%
(i) – estimated

Wealth Management Assets Under Administration
Balance at beginning of period	$3,900,783		$3,770,193	$3,603,424	$3,316,308	$2,957,918
Net investment (depreciation) appreciation & income	(249,214)		95,855	88,690	295,257	313,999
Net customer cash flows	7,814		34,735	78,079	(8,141)	44,391
Balance at end of period	$3,659,383		$3,900,783	$3,770,193	$3,603,424	$3,316,308

* -	See the section labeled “Supplemental Information – Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Six Months Ended
	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2010	2009
Financial Data
Net interest income	$36,837	$32,220
Provision for loan losses	3,000	4,700
Noninterest income, excluding other-than-temporary impairment losses	21,958	22,202
Net impairment losses recognized in earnings	(417)	(1,991)
Noninterest expenses	40,575	38,719
Income tax expense	4,333	2,577
Net income	10,470	6,435

Share Data
Basic earnings per common share	$0.65	$0.40
Diluted earnings per common share	$0.65	$0.40
Dividends declared per share	$0.42	$0.42

Weighted average common shares outstanding – basic	16,081.3	15,963.2
Weighted average common shares outstanding – diluted	16,116.3	16,009.1

Key Ratios
Return on average assets	0.72%	0.44%
Return on average tangible assets – Non-GAAP*	0.74%	0.45%
Return on average equity	8.03%	5.36%
Return on average tangible equity – Non-GAAP*	10.79%	7.48%

Asset Quality Data
Allowance for Loan Losses
Balance at beginning of period	$27,400	$23,725
Provision charged to earnings	3,000	4,700
Charge-offs	(2,538)	(2,509)
Recoveries	123	135
Balance at end of period	$27,985	$26,051

Net Loan Charge-Offs
Commercial:
Mortgages	$1,022	$1,255
Construction and development	-	-
Other	1,066	864
Residential:
Mortgages	211	159
Homeowner construction	-	-
Consumer	116	96
Total	$2,415	$2,374

Net charge-offs to average loans (annualized)	0.25%	0.25%

Wealth Management Assets Under Administration
Balance at beginning of period	$3,770,193	$3,147,649
Net investment (depreciation) appreciation & income	(153,359)	163,144
Net customer cash flows	42,549	5,515
Balance at end of period	$3,659,383	$3,316,308

* -	See the section labeled “Supplemental Information – Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2010	2009	2009	2009
Average Yields (taxable equivalent basis)
Assets:
Commercial and other loans	5.23%	5.31%	5.19%	5.26%	5.37%
Residential real estate loans, including
mortgage loans held for sale	5.05%	5.19%	5.17%	5.22%	5.38%
Consumer loans	4.00%	3.99%	4.06%	4.15%	4.19%
Total loans	4.97%	5.05%	4.99%	5.06%	5.17%
Cash, federal funds sold
and other short-term investments	0.17%	0.23%	0.19%	0.28%	0.27%
FHLBB stock	–%	–%	–%	–%	–%
Taxable debt securities	3.94%	4.10%	4.10%	4.19%	4.21%
Nontaxable debt securities	5.83%	5.89%	5.74%	5.73%	5.80%
Corporate stocks	6.23%	6.05%	5.68%	7.02%	5.40%
Total securities	4.17%	4.33%	4.30%	4.38%	4.37%
Total interest-earning assets	4.64%	4.72%	4.70%	4.76%	4.83%
Liabilities:
NOW accounts	0.12%	0.13%	0.18%	0.19%	0.17%
Money market accounts	0.56%	0.61%	0.82%	0.91%	0.98%
Savings accounts	0.17%	0.18%	0.22%	0.25%	0.26%
Time deposits	1.94%	2.13%	2.52%	2.74%	3.06%
FHLBB advances	4.08%	4.26%	4.35%	4.18%	4.11%
Junior subordinated debentures	5.44%	7.75%	5.33%	6.56%	5.82%
Other	4.63%	4.66%	4.68%	4.71%	4.70%
Total interest-bearing liabilities	2.00%	2.17%	2.40%	2.54%	2.66%

Interest rate spread (taxable equivalent basis)	2.64%	2.55%	2.30%	2.22%	2.17%
Net interest margin (taxable equivalent basis)	2.86%	2.78%	2.56%	2.51%	2.45%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Loans
Commercial:	Mortgages	$510,315	$493,102	$496,996	$484,478	$439,182
	Construction and development	67,215	77,787	72,293	68,069	64,504
	Other	441,827	427,870	415,261	423,775	443,552
	Total commercial	1,019,357	998,759	984,550	976,322	947,238
Residential:	Mortgages	610,245	597,481	593,981	595,270	606,324
	Homeowner construction	12,368	11,577	11,594	9,303	12,535
	Total residential real estate	622,613	609,058	605,575	604,573	618,859
Consumer:	Home equity lines	218,440	213,841	209,801	200,512	195,612
	Home equity loans	57,682	59,390	62,430	66,439	70,806
	Other	54,406	56,476	57,312	58,719	58,739
	Total consumer	330,528	329,707	329,543	325,670	325,157
	Total loans	$1,972,498	$1,937,524	$1,919,668	$1,906,565	$1,891,254

(Dollars in thousands)
	At June 30, 2010
Commercial Real Estate Loans by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$522,627	90.5%
New York, New Jersey, Pennsylvania	41,263	7.1%
New Hampshire	11,930	2.1%
Other	1,710	0.3%
Total commercial real estate loans (1)	$577,530	100.0%
(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(Dollars in thousands)
	At June 30, 2010
Residential Mortgages by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$579,338	93.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	15,250	2.4%
Ohio	11,598	1.9%
California, Washington, Oregon	8,110	1.3%
Colorado, Texas, New Mexico, Utah	4,031	0.6%
Georgia	2,508	0.4%
New Hampshire	1,299	0.2%
Other	479	0.2%
Total residential mortgages	$622,613	100.0%

	Period End Balances At
(Dollars in thousands)	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Deposits
Demand deposits	$225,494	$204,317	$194,046	$198,712	$187,830
NOW accounts	234,014	196,905	202,367	185,772	187,014
Money market accounts	378,004	397,896	403,333	376,100	356,726
Savings accounts	209,616	202,236	191,580	190,707	192,484
Time deposits	902,777	959,834	931,684	942,879	959,666
Total deposits	$1,949,905	$1,961,188	$1,923,010	$1,894,170	$1,883,720

Out-of-market brokered certificates of deposits
included in time deposits	$94,641	$88,748	$93,684	$102,383	$151,175

In-market deposits, excluding out of market
brokered certificates of deposit	$1,855,264	$1,872,440	$1,829,326	$1,791,787	$1,732,545

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	At June 30, 2010
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
Obligations of U.S. government-sponsored enterprises	$56,585	$4,312	$ −	$60,897
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	464,938	25,338	(110)	490,166
States and political subdivisions	79,464	3,123	(118)	82,469
Trust preferred securities:
Individual name issuers	30,582	−	(7,970)	22,612
Collateralized debt obligations	4,504	−	(3,632)	872
Corporate bonds	13,269	1,554	−	14,823
Common stocks	659	102	−	761
Perpetual preferred stocks	3,354	85	(101)	3,338
Total securities available for sale	$653,355	$34,514	$(11,931)	$675,938

(Dollars in thousands)	At December 31, 2009
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
Obligations of U.S. government-sponsored enterprises	$41,565	$3,675	$ −	$45,240
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	503,115	20,808	(477)	523,446
States and political subdivisions	80,183	2,093	(214)	82,062
Trust preferred securities:
Individual name issuers	30,563	−	(9,977)	20,586
Collateralized debt obligations	4,966	−	(3,901)	1,065
Corporate bonds	13,272	1,434	−	14,706
Common stocks	658	111	−	769
Perpetual preferred stocks	3,354	396	(140)	3,610
Total securities available for sale	$677,676	$28,517	$(14,709)	$691,484
(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

The following is supplemental information concerning trust preferred investment securities:

	At June 30, 2010
	Credit Rating		Amortized	Unrealized		Fair
(Dollars in thousands)	Moody’s	S&P (b)	Cost (a)	Gains	Losses	Value
Trust preferred securities:
Individual name issuers (c):
JPMorgan Chase & Co.	A2	BBB+	$9,719	$ –	$(2,366)	$7,353
Bank of America Corporation	Baa3	BB	5,730	–	(1,773)	3,957
Wells Fargo & Company	Baa1/Baa2	A-	5,104	–	(1,043)	4,061
SunTrust Banks, Inc.	Baa3	BB	4,165	–	(1,226)	2,939
Northern Trust Corporation	A3	A-	1,980	–	(357)	1,623
State Street Corporation	A3	BBB+	1,968	–	(426)	1,542
Huntington Bancshares Incorporated	Ba1	B	1,916	–	(779)	1,137
Total individual name issuers			30,582	–	(7,970)	22,612

Collateralized debt obligations (CDO):
Tropic CDO 1, tranche A4L (d)	Ca		3,221	–	(2,486)	735
Preferred Term Securities [PreTSL] XXV, tranche C1 (e)	C		1,283	–	(1,146)	137
Total collateralized debt obligations			4,504	–	(3,632)	872
Total trust preferred securities			$35,086	$ –	$(11,602)	$23,484

(a)	Net of other-than-temporary impairment losses recognized in earnings
(b)	Standard & Poor’s (“S&P”).
(c)	Consists of various series of trust preferred securities issued by seven corporate financial institutions.
(d)
This investment security is not rated by S&P.  As of June 30, 2010, 17 of the 38 pooled institutions have invoked their original contractual right to defer interest payments.  This investment security was placed on nonaccrual status as of March 31, 2009.  During the quarter ended March 31, 2009, an adverse change occurred in the expected cash flows for this instrument indicating that, based on cash flow forecasts with regard to timing of deferrals and potential future recovery of deferred payments, default rates, and other matters, the Washington Trust would not receive all contractual amounts due under the instrument and would not recover the entire cost basis of the security.  Washington Trust had concluded that these conditions warranted a conclusion of other-than-temporary impairment for this holding as of March 31, 2009 and recognized credit-related impairment losses of $1.4 million in earnings in the first quarter of 2009.  In April 2010, this investment security began deferring a portion of interest payments.  The analysis of the expected cash flows for this security as of June 30, 2010 resulted in an additional credit-related impairment loss of $354 thousand being recognized in earnings in the second quarter of 2010.

(e)
This investment security is not rated by S&P. As of June 30, 2010, 20 of the 73 pooled institutions have invoked their original contractual right to defer interest payments.  In the fourth quarter of 2008, this investment security began deferring interest payments until future periods.  This investment security was placed on nonaccrual status as of December 31, 2008.  During the quarter ended September 30, 2009, an adverse change occurred in the expected cash flows for this instrument indicating that, based on cash flow forecasts with regard to timing of deferrals and potential future recovery of deferred payments, default rates, and other matters, Washington Trust would not receive all contractual amounts due under the instrument and would not recover the entire cost basis of the security.  Washington Trust had concluded that these conditions warrant a conclusion of other-than-temporary impairment for this holding as of September 30, 2009 and recognized credit-related impairment losses of $467 thousand in earnings in the third quarter of 2009.  During the quarter ended December 31, 2009, Washington Trust recognized additional credit-related impairment losses on this security of $679 thousand.  The analysis of the expected cash flows for this security as of March 31, 2010 resulted in an additional credit-related impairment loss of $63 thousand being recognized in earnings in the first quarter of 2010.  The analysis of the expected cash flows for this security as of June 30, 2010 did not result in further credit-related impairment loss.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	For the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Asset Quality Data	2010	2010	2009	2009	2009
Allowance for Loan Losses
Balance at beginning of period	$27,711	$27,400	$26,431	$26,051	$24,498
Provision charged to earnings	1,500	1,500	2,000	1,800	3,000
Charge-offs	(1,263)	(1,275)	(1,215)	(1,438)	(1,483)
Recoveries	37	86	184	18	36
Balance at end of period	$27,985	$27,711	$27,400	$26,431	$26,051

Net Loan Charge-Offs
Commercial:
Mortgages	$531	$491	$333	$(10)	$794
Construction and development	–	–	–	–	–
Other	558	508	627	1,165	515
Residential:
Mortgages	90	121	29	201	127
Homeowner construction	–	–	–	–	–
Consumer	47	69	42	64	11
Total	$1,226	$1,189	$1,031	$1,420	$1,447

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Asset Quality Data	2010	2010	2009	2009	2009
Past Due Loans
Loans 30–59 Days Past Due
Commercial real estate	$3,898	$2,302	$1,909	$4,699	$2,635
Other commercial loans	3,284	2,362	1,831	1,496	2,255
Residential mortgages	2,680	1,549	2,409	2,164	1,820
Consumer loans	3,364	2,019	1,258	593	1,042
Loans 30–59 days past due	$13,226	$8,232	$7,407	$8,952	$7,752

Loans 60–89 Days Past Due
Commercial real estate	$19	$2,390	$1,648	$400	$3,537
Other commercial loans	1,195	519	292	609	514
Residential mortgages	861	1,035	1,383	569	1,324
Consumer loans	195	202	591	39	44
Loans 60-89 days past due	$2,270	$4,146	$3,914	$1,617	$5,419

Loans 90 Days or more Past Due
Commercial real estate	$3,695	$8,374	$11,227	$7,972	$2,760
Other commercial loans	2,919	3,142	4,829	6,982	5,861
Residential mortgages	5,942	5,559	4,028	4,186	3,826
Consumer loans	634	635	164	300	2
Loans 90 days or more past due	$13,190	$17,710	$20,248	$19,440	$12,449

Total Past Due Loans
Commercial real estate	$7,612	$13,066	$14,784	$13,071	$8,932
Other commercial loans	7,398	6,023	6,952	9,087	8,630
Residential mortgages	9,483	8,143	7,820	6,919	6,970
Consumer loans	4,193	2,856	2,013	932	1,088
Total past due loans	$28,686	$30,088	$31,569	$30,009	$25,620

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Asset Quality Data	2010	2010	2009	2009	2009
Nonperforming Assets
Commercial mortgages	$6,680	$8,933	$11,588	$8,147	$5,995
Commercial construction and development	–	–	–	–	–
Other commercial	8,418	8,225	9,075	10,903	10,948
Residential real estate mortgages	6,850	6,395	6,038	5,313	5,168
Consumer	789	827	769	850	556
Total nonaccrual loans	$22,737	$24,380	$27,470	$25,213	$22,667
Nonaccrual investment securities	872	1,154	1,065	1,490	1,881
Property acquired through foreclosure or repossession	2,338	1,974	1,974	1,186	236
Total nonperforming assets	$25,947	$27,508	$30,509	$27,889	$24,784

Total past due loans to total loans	1.45%	1.55%	1.64%	1.57%	1.35%
Nonperforming assets to total assets	0.89%	0.95%	1.06%	0.97%	0.85%
Nonaccrual loans to total loans	1.15%	1.26%	1.43%	1.32%	1.20%
Allowance for loan losses to nonaccrual loans	123.08%	113.66%	99.75%	104.83%	114.93%
Allowance for loan losses to total loans	1.42%	1.43%	1.43%	1.39%	1.38%

Troubled Debt Restructured Loans
Accruing troubled debt restructured loans
Commercial mortgages	$6,176	$5,813	$5,566	$2,107	$1,576
Other commercial	2,224	1,217	540	375	323
Residential real estate mortgages	2,234	2,622	2,736	3,520	2,190
Consumer	997	1,398	858	822	780
Accruing troubled debt restructured loans	11,631	11,050	9,700	6,824	4,869
Nonaccrual troubled debt restructured loans
Commercial mortgages	986	2,238	–	–	–
Other commercial	301	247	228	353	136
Residential real estate mortgages	381	887	336	336	367
Consumer	43	44	45	7	–
Nonaccrual troubled debt restructured loans	1,711	3,416	609	696	503
Total troubled debt restructured loans	$13,342	$14,466	$10,309	$7,520	$5,372

The following tables present average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended June 30,	2010			2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Commercial and other loans	$1,008,153	$13,149	5.23%	$916,329	$12,270	5.37%
Residential real estate loans, including
mortgage loans held for sale	618,907	7,790	5.05%	637,633	8,550	5.38%
Consumer loans	329,562	3,289	4.00%	323,629	3,378	4.19%
Total loans	1,956,622	24,228	4.97%	1,877,591	24,198	5.17%
Cash, federal funds sold
and other short-term investments	30,660	13	0.17%	12,459	9	0.27%
FHLBB stock	42,008	–	–%	42,008	–	–%
Taxable debt securities	594,673	5,837	3.94%	723,199	7,588	4.21%
Nontaxable debt securities	79,467	1,154	5.83%	80,672	1,166	5.80%
Corporate stocks	4,862	76	6.23%	5,600	75	5.40%
Total securities	679,002	7,067	4.17%	809,471	8,829	4.37%
Total interest-earning assets	2,708,292	31,308	4.64%	2,741,529	33,036	4.83%
Non interest-earning assets	212,546			182,473
Total assets	$2,920,838			$2,924,002
Liabilities and shareholders’ equity
NOW accounts	$213,045	$63	0.12%	$180,969	$78	0.17%
Money market accounts	392,691	547	0.56%	376,559	917	0.98%
Savings accounts	205,582	85	0.17%	188,208	123	0.26%
Time deposits	957,311	4,636	1.94%	965,492	7,363	3.06%
FHLBB advances	589,577	6,000	4.08%	693,860	7,112	4.11%
Junior subordinated debentures	32,991	447	5.44%	32,991	479	5.82%
Other	21,073	243	4.63%	20,805	244	4.70%
Total interest-bearing liabilities	2,412,270	12,021	2.00%	2,458,884	16,316	2.66%
Demand deposits	207,271			179,350
Other liabilities	38,159			43,498
Shareholders’ equity	263,138			242,270
Total liabilities and shareholders’ equity	$2,920,838			$2,924,002
Net interest income (FTE)		$19,287			$16,720
Interest rate spread			2.64%			2.17%
Net interest margin			2.86%			2.45%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:
(Dollars in thousands)

Three months ended June 30,	2010	2009
Commercial and other loans	$48	$51
Nontaxable debt securities	384	388
Corporate stocks	22	20
Total	$454	$459

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Six months ended June 30,	2010			2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Commercial and other loans	$997,042	$26,053	5.27%	$906,946	$24,381	5.42%
Residential real estate loans, including
mortgage loans held for sale	617,216	15,664	5.12%	641,773	17,262	5.42%
Consumer loans	329,438	6,528	4.00%	320,946	6,745	4.24%
Total loans	1,943,696	48,245	5.01%	1,869,665	48,388	5.22%
Cash, federal funds sold
and other short-term investments	33,201	34	0.20%	19,803	26	0.26%
FHLBB stock	42,008	–	–%	42,008	–	–%
Taxable debt securities	596,352	11,888	4.02%	747,087	16,037	4.33%
Nontaxable debt securities	79,524	2,310	5.86%	80,674	2,332	5.83%
Corporate stocks	4,997	151	6.14%	6,053	174	5.80%
Total securities	680,873	14,349	4.25%	833,814	18,543	4.48%
Total interest-earning assets	2,699,778	62,628	4.68%	2,765,290	66,957	4.88%
Non interest-earning assets	208,787			178,593
Total assets	$2,908,565			$2,943,883
Liabilities and shareholders’ equity
NOW accounts	$203,809	$127	0.13%	$175,530	$154	0.18%
Money market accounts	400,907	1,164	0.59%	370,846	2,314	1.26%
Savings accounts	201,255	170	0.17%	183,206	300	0.33%
Time deposits	954,398	9,639	2.04%	968,367	15,260	3.18%
FHLBB advances	590,769	12,219	4.17%	731,311	14,339	3.95%
Junior subordinated debentures	32,991	1,077	6.59%	32,991	958	5.86%
Other	21,030	485	4.64%	22,153	489	4.45%
Total interest-bearing liabilities	2,405,159	24,881	2.09%	2,484,404	33,814	2.74%
Demand deposits	203,757			175,904
Other liabilities	38,828			43,666
Shareholders’ equity	260,821			239,909
Total liabilities and shareholders’ equity	$2,908,565			$2,943,883
Net interest income (FTE)		$37,747			$33,143
Interest rate spread			2.59%			2.14%
Net interest margin			2.82%			2.42%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:
(Dollars in thousands)

Six months ended June 30,	2010	2009
Commercial and other loans	$97	$102
Nontaxable debt securities	771	774
Corporate stocks	42	47
Total	$910	$923

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	At or for the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands, except per share amounts)	2010	2010	2009	2009	2009
Calculation of tangible book value per share
Total shareholders’ equity at end of period	$265,411	$259,529	$254,946	$252,146	$242,293
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	8,362	8,652	8,943	9,233	9,536
Total tangible shareholders’ equity at end of period	$198,935	$192,763	$187,889	$184,799	$174,643

Shares outstanding at end of period	16,120.7	16,079.1	16,042.6	16,026.6	16,001.9

Book value per share – GAAP	$16.46	$16.14	$15.89	$15.73	$15.14
Tangible book value per share – Non-GAAP	$12.34	$11.99	$11.71	$11.53	$10.91

Calculation of tangible equity to tangible assets
Total tangible shareholders’ equity at end of period	$198,935	$192,763	$187,889	$184,799	$174,643

Total assets at end of period	$2,929,853	$2,896,425	$2,884,473	$2,888,065	$2,919,808
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	8,362	8,652	8,943	9,233	9,536
Total tangible assets at end of period	$2,863,377	$2,829,659	$2,817,416	$2,820,718	$2,852,158

Equity to assets - GAAP	9.06%	8.96%	8.84%	8.73%	8.30%
Tangible equity to tangible assets – Non-GAAP	6.95%	6.81%	6.67%	6.55%	6.12%

Calculation of return on average tangible assets
Net income	$5,298	$5,172	$4,748	$4,913	$3,765

Total average assets	$2,920,838	$2,896,156	$2,887,041	$2,911,110	$2,924,002
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	8,503	8,794	9,084	9,379	9,686
Total average tangible assets	$2,854,221	$2,829,248	$2,819,843	$2,843,617	$2,856,202

Return on average assets - GAAP	0.73%	0.71%	0.66%	0.68%	0.52%
Return on average tangible assets – Non-GAAP	0.74%	0.73%	0.67%	0.69%	0.53%

Calculation of return on average tangible equity
Net income	$5,298	$5,172	$4,748	$4,913	$3,765

Total average shareholders’ equity	$263,138	$258,478	$254,211	$247,585	$242,270
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	8,503	8,794	9,084	9,379	9,686
Total average tangible shareholders’ equity	$196,521	$191,570	$187,013	$180,092	$174,470

Return on average shareholders’ equity - GAAP	8.05%	8.00%	7.47%	7.94%	6.22%
Return on average tangible shareholders’ equity – Non-GAAP	10.78%	10.80%	10.16%	10.91%	8.63%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	Six Months Ended
	June 30,	June 30,
(Dollars in thousands)	2010	2009
Calculation of return on average tangible assets
Net income	$10,470	$6,435

Total average assets	$2,908,565	$2,943,883
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	8,648	9,840
Total average tangible assets	$2,841,803	$2,875,929

Return on average assets - GAAP	0.72%	0.44%
Return on average tangible assets – Non-GAAP	0.74%	0.45%

Calculation of return on average tangible equity
Net income	$10,470	$6,435

Total average shareholders’ equity	$260,821	$239,909
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	8,648	9,840
Total average tangible shareholders’ equity	$194,059	$171,955

Return on average shareholders’ equity - GAAP	8.03%	5.36%
Return on average tangible shareholders’ equity – Non-GAAP	10.79%	7.48%